Exhibit 10.9

ENVISTA HOLDINGS CORPORATION
2019 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the Envista Holdings Corporation 2019 Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Agreement”).
I.    NOTICE OF STOCK OPTION GRANT
Name:
Optionee ID:
The undersigned Optionee has been granted Options to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant

Exercise Price per Share	$

Total Number of Shares Granted

Type of Option	Nonstatutory Stock Option

Expiration Date	Tenth anniversary of Date of Grant

Vesting Schedule:

II.    AGREEMENT
1.    Grant of Option. The Company hereby grants to the Optionee named in this Grant Notice (the “Optionee”), an option (the “Option” or the “Options” as the case may be) to purchase the number of shares of Common Stock (the “Shares”) set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”), and subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference.
2.    Vesting.
(a)Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, Options awarded to the Optionee shall not vest until the Optionee continues to be actively employed with the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such Options. The Time-Based Vesting Criteria applicable to an Option are referred to as “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an Option received by the Optionee are established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Optionee by an external third party administrator of the Options. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the Options shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Optionee returns to active employment prior to the Expiration Date of the Options.
(b)Fractional Shares. The Company will not issue fractional Shares upon the exercise of an Option. Any fractional Share will be rounded up and issued to the Optionee in a whole Share; provided that to the extent rounding a fractional Share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Optionee is located outside of the United States, the fractional Share will be rounded down without the payment of any consideration in respect of such fractional Share.
(c)Addenda. The provisions of any addenda attached hereto are incorporated by reference herein and made a part of this Agreement, and to the extent any provision in any such addenda conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in any such addenda shall control.
3.    Exercise of Option.
(a)Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice and with the applicable provisions of the Plan and this Agreement.
(b)Method and Time of Exercise. This Option shall be exercisable by any method permitted by the Plan and this Agreement that is made available from time to time by the external third party administrator of the Options. An exercise may be made with respect to whole Shares only, and not for a fraction of a Share. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Optionee to take any reasonable action in order to comply with any such rules or regulations. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.
(c)Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon exercise of an Option, the Committee may require that the Optionee agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the Options are registered under the Securities Act. The Committee may also require the Optionee to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Optionee acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
(d)Automatic Exercise Upon Expiration Date. Notwithstanding any other provision of this Agreement (other than this Section), on the last trading day on which all or a portion of the outstanding Option may be exercised, if as of the close of trading on such day the then Fair Market Value of a Share exceeds the per share Exercise Price of the Option by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”),the Optionee will be deemed to have automatically exercised such Auto-Exercise Eligible Option (to the extent it has not previously been exercised, forfeited or terminated) as of the close of trading in accordance with the provisions of this Section. In the event of an automatic exercise pursuant to this Section, the Company will reduce the number of Shares issued to the Optionee upon such automatic exercise of the Auto-Exercise Eligible Option in an amount necessary to satisfy (1) the Optionee’s Exercise Price obligation for the Auto-Exercise Eligible Option, and (2) the minimum amount (or such other rate that will not cause adverse accounting consequences for the Company) of tax required to be withheld arising upon the automatic exercise in accordance with the procedures of Section 6(f) of the Plan (unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Shares as of the close of trading on the date of exercise. The Optionee may notify the Plan record-keeper in writing in advance that the Optionee does not wish for the Auto-Exercise Eligible Option to be exercised. This Section shall not apply to the Option to the extent that this Section causes the Option to fail to qualify for favorable tax treatment under applicable law. In its discretion, the Company may determine to cease automatically exercising Options at any time.
4.    Method of Payment. Unless the Committee consents otherwise, payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a)cash, delivered to the external third party administrator of the Options in any methodology permitted by such third party administrator;
(b)payment under a cashless exercise program approved by the Company or through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a licensed broker acceptable to the Company and acting as agent for the Optionee to effect the immediate sale of some or all of the purchased Shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written direction to the Company to deliver the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or
(c)surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Options.

5.    Termination of Employment.
(a)General. In the event the Optionee’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and the Optionee’s right to receive options under the Plan shall also terminate as of the date of termination. The Committee shall have discretion to determine whether the Optionee has ceased to be actively employed by (or, if the Optionee is a consultant or director, has ceased actively providing services to) the Company or Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship) terminated. The Optionee’s active employer-employee or other active service-providing relationship will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law) and in the event of the Optionee’s termination of employment (whether or not in breach of applicable labor laws), the Optionee’s right to exercise any Option after termination of employment, if any, shall be measured by the date of termination of active employment or service and shall not be extended by any notice period mandated under applicable law. Unless the Committee provides otherwise (1) termination of the Optionee’s employment will include instances in which the Optionee is terminated and immediately rehired as an independent contractor, and (2) the spin‑off, sale, or disposition of the Optionee’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Optionee’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
(b)General Post-Termination Exercise Period. In the event the Optionee’s employment (or other active service-providing relationship, as applicable) with the Company or an Eligible Subsidiary terminates for any reason (other than death, Disability, Early Retirement, Normal Retirement or Gross Misconduct), whether or not in breach of applicable labor laws, the Optionee shall have a period of 90 days, commencing with the date the Optionee is no longer actively employed (or is no longer actively providing services, as applicable), to exercise the vested portion of any outstanding Options, subject to the Expiration Date of the Option. However, if the exercise of an Option following the Optionee’s termination of employment (to the extent such post-termination exercise is permitted under Section 12(a) of the Plan) is not covered by an effective registration statement on file with the U.S. Securities and Exchange Commission, then the Option will terminate upon the later of (i) thirty (30) days after such exercise becomes covered by an effective registration statement, (ii) in the event that a sale of Shares would subject the Optionee to liability under Section 16(b) of the Exchange Act, thirty (30) days after the last date on which such sale would result in liability, or (iii) the end of the original post-termination exercise period, but in no event may the Option be exercised after the Expiration Date of the Option.
(c)Death. Upon the Optionee’s death prior to termination of employment (or other active service-providing relationship, as applicable), unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unexpired Options shall become fully exercisable and may be exercised for a period of twelve (12) months thereafter (subject to the Expiration Date of the Option) by the personal representative of the Optionee’s estate or any other person to whom the Option is transferred under a will or under the applicable laws of descent and distribution.
(d)Disability. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Disability, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the Option, all unvested Options shall be automatically forfeited by the Optionee as of the date of termination and the Optionee shall have until the first anniversary of the Optionee’s termination of employment for Disability (subject to the Expiration Date of the Option) to exercise the vested portion of any outstanding Options.
(e)Early Retirement. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Early Retirement, and the Date of Grant of the Option precedes the Optionee’s Early Retirement date by at least six (6) months, with respect to each Tranche that is unvested as of the Early Retirement date (a “Tranche” consists of all portions of the Option as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), a pro-rata portion of such Tranche (i.e. based on the ratio of (x) the number of full or partial months worked by the Optionee from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of the Tranche) will continue to vest and such Options together with any Options that are vested as of the Optionee’s Early Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Early Retirement date (or if earlier, the Expiration Date of the Option). If the Date of Grant of the Option does not precede the Optionee’s Early Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable.
(f)Normal Retirement. In the event the Optionee’s employment (or other active service-providing relationship) with the Company or an Eligible Subsidiary terminates by reason of the Optionee’s Normal Retirement, and the Date of Grant of the Option precedes the Optionee’s Normal Retirement date by at least six (6) months, the Optionee’s unvested Options will continue to vest and such Options together with any Options that are vested as of the Optionee’s Normal Retirement date shall remain outstanding and (once vested) may be exercised until the fifth anniversary of the Normal Retirement date (or if earlier, the Expiration Date of the Option). If the Date of Grant of the Option does not precede the Optionee’s Normal Retirement date by at least six (6) months, the post-termination exercise period with respect to such Option shall be governed by the other provisions of this Section 5, as applicable.
(g)Gross Misconduct. If the Optionee’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Optionee’s unexercised Options shall terminate and be forfeited immediately without consideration. The Optionee acknowledges and agrees that the Optionee’s termination of employment shall also be deemed to be a termination of employment by reason of the Optionee’s Gross Misconduct if, after the Optionee’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(h)Violation of Post Termination Covenant. To the extent that any of the Optionee’s Options remain outstanding under the terms of the Plan or this Agreement after termination of the Optionee’s employment or service-providing relationship, as applicable, with the Company or an Eligible Subsidiary, such Options shall nevertheless expire as of the date the Optionee violates any covenant not to compete or other post termination covenant that exists between the Optionee on the one hand and the Company or any Subsidiary of the Company, on the other hand.
(i)Substantial Corporate Change. Upon a Substantial Corporate Change, the Optionee’s outstanding Options will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the Options, or the substitution for such Options of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

6.    Non-Transferability of Option; Term of Option.
(a)Unless the Committee determines otherwise in advance in writing, the Option may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee and/or by his or her duly appointed guardian. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Optionee.
(b)Notwithstanding any other term in this Agreement, the Option may be exercised only prior to the Expiration Date set out in the Grant Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
7.    Amendment of Option or Plan.
(a)The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. The Optionee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or any Option in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Optionee’s rights hereunder can be made only in an express written contract signed by the Company and the Optionee. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Optionee’s rights under outstanding Options as it deems necessary or advisable, in its sole discretion and without the consent of the Optionee, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this award of Options.
(b)The Optionee acknowledges and agrees that if the Optionee changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion (1) reduce or eliminate the Optionee’s unvested Options, and/or (2) extend any vesting schedule to one or more dates that occur on or before the Expiration Date.
8.    Tax Obligations.
(a)Withholding Taxes. Regardless of any action the Company or any Subsidiary employing the Optionee (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other tax related-items (“Tax Related-Items”), the Optionee acknowledges that the ultimate liability for all Tax Related-Items associated with the Option is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax Related-Items. Further, if Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
The Optionee shall, no later than the date as of which the value of an Option first becomes includible in the gross income of the Optionee for purposes of Tax Related-Items, pay to the Company and/or the

Employer, or make arrangements satisfactory to the Administrator (in its sole discretion) regarding payment of, all Tax Related-Items required by applicable law to be withheld by the Company and/or the Employer with respect to the Option.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax Related-Items from any payment of any kind otherwise due to the Optionee.  The Company shall have the right to require the Optionee to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto.  With the approval of the Administrator, the Optionee may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or (ii) delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld (or such other rate that will not cause adverse accounting consequences for the Company).  Any such Shares shall be valued at their Fair Market Value on the date as of which the amount of Tax Related-Items to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the Option.  The Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any Option.
Depending on the withholding method, the Company may withhold or account for Tax Related-Items by considering maximum applicable rates to the extent permitted by the Plan, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax Related-Items is satisfied by withholding in Shares, for tax purposes, the Optionee shall be deemed to have been issued the full member of Shares issued upon exercise of the Options notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax Related-Items.
(b)Code Section 409A. Payments made pursuant to the Plan and the Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in the Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or the Agreement to ensure that all Options granted to Optionees who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the Options shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Options granted thereunder. If the Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Optionee by Section 409A, and the Optionee shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.
9.    Rights as Shareholder. Until all requirements for exercise of the Option pursuant to the terms of the Agreement and the Plan have been satisfied, the Optionee shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any Shares.
10.    No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Optionee and this Agreement shall not confer upon the Optionee any right to continuation of employment with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Optionee’s employment at any time, with or without cause (subject to any employment agreement the Optionee may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).

11.    Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any Options have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether optionees are similarly situated.
12.    Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the Option for construction and interpretation.
13.    Electronic Delivery.
(a)If the Optionee executes this Agreement electronically, for the avoidance of doubt, the Optionee acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Optionee acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.
(b)If the Optionee executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)If the Optionee executes this Agreement multiple times (for example, if the Optionee first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Optionee acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single grant of Options relating to the number of Shares set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Option, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Optionee pursuant to the Plan or under applicable law, including but not limited to, the Plan, the Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Optionee hereby consents to receive such documents by electronic delivery. At the Optionee’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Optionee.
14.     Data Privacy. The Company is located at 200 S. Kraemer Blvd., Building E, Brea, California 92821, United States of America and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of Options under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Option, the Optionee expressly and explicitly consents to the Personal Data Activities as described herein.
(a)Data Collection, Processing and Usage. The Company collects, processes and uses the Optionee’s personal data, including the Optionee’s name, home address, e-mail address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer. In granting the Option under the Plan, the Company will collect the Optionee’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Optionee’s personal data is the Optionee’s consent.
(b)Stock Plan Administration Service Provider. The Company transfers the Optionee’s personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Optionee’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Optionee to receive and trade Shares acquired under the Plan. The Optionee will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Optionee’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Optionee should note that the Optionee’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Optionee’s personal data to the United States is the Optionee’s consent.
(d)Voluntariness and Consequences of Consent Denial or Withdrawal. The Optionee’s participation in the Plan and his or her grant of consent is purely voluntary. The Optionee may deny or withdraw his or her consent at any time. If the Optionee does not consent, or if the Optionee later withdraws his or her consent, the Optionee may be unable to participate in the Plan. This would not affect the Optionee’s existing employment or salary; instead, the Optionee merely may forfeit the opportunities associated wit the Plan.
(e)Data Subject Rights. The Optionee may have a number of rights under the data privacy laws in the Optionee’s country of residence. For example, the Optionee’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data. (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Optionee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Optionee’s personal data. To receive clarification regarding the Optionee’s rights or to exercise his or her rights, the Optionee should contact his or her local human resources department.
15.    Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE OPTION OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.

16.    Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
17.    Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to this Option, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or any Option must be commenced by Optionee within twelve (12) months of the earliest date on which Optionee’s claim first arises, or Optionee’s cause of action accrues, or such claim will be deemed waived by Optionee.
18.    Nature of Option. In accepting the Option, Optionee acknowledges and agrees that:
(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the award of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
(c)all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
(d)the Optionee’s participation in the Plan is voluntary;
(e)the Option, and the income and value of same, is an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Optionee’s employment or service contract, if any;
(f)the Option, and the income and value of same, is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(g)the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace or supplement any pension rights or compensation
(h)unless otherwise agreed with the Company, the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Optionee may provide as a director of any Subsidiary;
(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)if the Shares do not increase in value, the Option will have no value;

(k)if the Optionee exercises the Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;
(l)in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Shares purchased through the exercise of the Option, resulting from termination of the Optionee’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable labor laws of the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment agreement, if any), and in consideration of the grant of the Options, the Optionee agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing/electronically accepting this Agreement, Optionee shall be deemed to have irrevocably waived the Optionee’s entitlement to pursue or seek remedy for any such claim; and
(m) neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the U.S. Dollar that may affect the value of the Option or of any amounts due to the Optionee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
19.    Language. The Optionee acknowledges that he or she is proficient in the English language and understands the terms of this Agreement. If the Optionee has received the Plan, this Agreement, the Plan or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
20.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
21.    Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other participant.
22.    Insider Trading/Market Abuse Laws. By accepting the Options, the Optionee acknowledges that the Optionee is bound by all the terms and conditions of any Company insider trading policy as may be in effect from time to time. The Optionee further acknowledges that, depending on the Optionee’s country, the Optionee may be or may become subject to insider trading restrictions and/or market abuse laws, which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company insider trading policy as may be in effect from time to time. The Optionee acknowledges that it is the Optionee’s personal responsibility to comply with any applicable restrictions, and Optionee should speak to his or her personal advisor on this matter.
23.    Legal and Tax Compliance; Cooperation. If the Optionee resides or is employed outside of the United States, the Optionee agrees, as a condition of the grant of the Options, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different). In addition, the Optionee also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different). Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).
24.    Private Offering. The grant of the Options is not intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the Options (unless otherwise required under local law). No employee of the Company is permitted to advise the Optionee on whether the Optionee should purchase Shares under the Plan or provide the Optionee with any legal, tax or financial advice with respect to the grant of the Options. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Options, the Optionee should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Optionee should carefully review all of the materials related to the Options and the Plan, and the Optionee should consult with the Optionee’s personal legal, tax and financial advisors for professional advice in relation to the Optionee’s personal circumstances.
25.    Foreign Asset/Account Reporting and Exchange Controls. The Optionee’s country may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Optionee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares or sale proceeds resulting from the sale of Shares) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to the Optionee’s country through a designated bank or broker within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to comply with any applicable regulations, and that the Optionee should speak to his or her personal advisor on this matter.
26.    Addendums. Notwithstanding any provisions of this Agreement, the Option and any Shares acquired under the Plan shall be subject to any special terms and conditions for the Optionee’s country of employment and country of residence, if different, as set forth in any of the Addendums. Moreover, if the Optionee relocates to one of the countries included in any of the Addendums, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Option (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). The Addendums constitute part of the Agreement.
27.     Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in adverse accounting expense to the Company, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

28.    Recoupment. The Options granted pursuant to this Agreement are subject to the terms of the Envista Holdings Corporation Recoupment Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Optionee expressly and explicitly authorizes the Company to issue instructions, on the Optionee’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Optionee’s Shares and other amounts acquired pursuant to the Optionee’s Options, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
29.    Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Optionee regarding certain events relating to awards that the Optionee may have received or may in the future receive under the Plan, such as notices reminding the Optionee of the vesting or expiration date of certain awards. The Optionee acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Optionee the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Optionee has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Optionee as a result of the Company’s failure to provide any such notices or the Optionee’s failure to receive any such notices. The Optionee further agrees to notify the Company upon any change in his or her residence address.
30.    Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Optionee or the Optionee’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any Option.
31.    Consent and Agreement With Respect to Plan. The Optionee (a) acknowledges that the Plan and the prospectus relating thereto are available to the Optionee on the website maintained by the Company’s third party stock plan administrator; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (c) accepts this Option subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

OPTIONEE	ENVISTA HOLDINGS CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

Declaration of Data Privacy Consent. By providing the additional signature below, the undersigned explicitly declares his or her consent to the data processing operations described in Section 14 of this Agreement. This includes, without limitation, the transfer of the Optionee’s personal data to, and the processing of such data by, the Company, the Employer or, as the case may be, the Stock Plan Administrator in the United States. The undersigned may withdraw his or her consent at any time, with future effect and for any or no reason as described in Section 14 of this Agreement.

OPTIONEE

Signature

ADDENDUM A
This Addendum includes special terms and conditions that govern the Option granted to the Optionee if the Optionee resides and/or works in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan.
This Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect as of November 2018. Such laws are often complex and change frequently. As a result, the Company recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises the Option or sells Shares acquired under the Plan.
In addition, this Addendum is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should to seek appropriate professional advice as to how the relevant laws in the Optionee’s country apply to the Optionee’s specific situation.
If the Optionee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Optionee is currently working and/or residing, or if the Optionee transfers employment and/or residency to another country after the grant of the Option, the information contained herein may not be applicable to the Optionee in the same manner.
EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”)
Data Privacy
If the Optionee resides and/or is employed in the EU / EEA, the following provision replaces Section 14 of the Agreement:
The Company is located at 200 S. Kraemer Blvd., Building E, Brea California 92821 and grants Options under the Plan to employees of the Company and its Subsidiaries in its sole discretion. The Optionee should review the following information about the Company’s data processing practices.
(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, the Optionee is hereby notified that the Company collects, processes, and uses certain personally-identifiable information about the Optionee; specifically, including the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Optionee’s favor, which the Company receives from the Optionee or the Employer. In granting the Options under the Plan, the Company will collect the Optionee’s personal data for purposes of allocating Shares and implementing, administering and managing the Plan. The Company collects, processes and uses the Optionee’s personal data pursuant to the Company’s legitimate interest of managing the Plan and generally administering employee equity awards and to satisfy its contractual obligations under the terms of this Agreement. The Optionee’s refusal to provide personal data may affect the Optionee’s ability to participate in the Plan. As such, by participating in the Plan, the Optionee voluntarily acknowledges the collection, processing and use, of the Optionee’s personal data as described herein.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States,

which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Optionee’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Optionee to receive and trade Shares acquired under the Plan. The Optionee will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Optionee’s ability to participate in the Plan.
(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to the Optionee if the Optionee’s personal data is transferred to the United States. The Company’s legal basis for the transfer of the Optionee’s personal data to the United States is to satisfy its contractual obligations under the terms of this Agreement and/or its use of the standard data protection clauses adopted by the EU Commission.
(d)Data Retention. The Company will use the Optionee’s personal data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Optionee’s personal data, the Company will remove it from its systems. If the Company keeps the Optionee’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.
(e)Data Subjects Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s country of residence. For example, the Optionee’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Optionee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Optionee’s personal data. To receive clarification regarding the Optionee’s rights or to exercise his or her rights, the Optionee should contact his or her local human resources department.
ARGENTINA
Labor Law Acknowledgement
This provision supplements Section 18 of the Agreement:
In accepting the Option, the Optionee acknowledges and agrees that the grant of the Options is made by the Company (not the Employer) in its sole discretion and that the value of the Options or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Optionee acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Exercise Date(s).
Securities Law Notice
The Optionee understands that neither the grant of the Option nor the purchase of Shares constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the Option is a private placement and the underlying Shares are not listed on any stock exchange in Argentina. As such, the offering is not subject to the supervision of any Argentine governmental authority.

Foreign Asset/Account Reporting Information
If the Optionee holds Shares as of December 31 of any year, the Optionee is required to report the holding of the Shares on his or her personal tax return for the relevant year.
AUSTRALIA
Options Conditioned on Satisfaction of Regulatory Obligations
If the Optionee is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the Option is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Australia. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Securities Law Notice
If the Optionee acquires Shares under the Plan and subsequently offer the Shares for sale to a person or entity resident in Australia, such offer may be subject to disclosure requirements under Australian law, and the Optionee should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Optionee. If there is no Australian bank involved in the transfer, the Optionee will be responsible for filing the report.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
AUSTRIA
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Austria. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Austria. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Austria.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Austria, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Exchange Control Notice
If the Optionee holds Shares acquired under the Plan outside of Austria, the Optionee must submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000; the deadline for filing the annual report is January 31 of the following year.
When the Optionee sells Shares acquired under the Plan or receives a dividend payment, the Optionee may be required to comply with certain exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Terms and Conditions
Options granted to the Optionee in Belgium shall not be accepted by the Optionee earlier than the 61st day following the Offer Date. The Offer Date is the date on which the Company notifies the Optionee of the material terms and conditions of the Option grant. Any acceptance given by the Optionee before the 61st day following the grant date shall be null and void.
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Belgium. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Belgium. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Belgium.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Belgium, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The Optionee is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside Belgium on his or her annual tax return. The Optionee will also be required to provide the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax Information
A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the Option are sold. The Optionee should consult with a personal tax or financial advisor for additional details on the Optionee’s obligations with respect to the stock exchange tax.
Brokerage Account Tax Information
Belgian residents are subject to a brokerage account tax if the average annual value of securities (including Shares acquired under the Plan) held by such resident in a brokerage account exceeds certain thresholds. As the calculation of this tax is complex, the Optionee should consult with the Optionee’s personal tax or financial advisor for details on the applicability of this tax.
BRAZIL
Labor Law Policy and Acknowledgment
This provision supplements Section 18 of the Agreement:
By accepting the Option, the Optionee agrees that he or she is (i) making an investment decision, (ii) that the Option will be exercisable by the Optionee only if the Vesting Conditions are met and any necessary services are rendered by the Optionee during the vesting period set forth in the Vesting Schedule, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
Compliance with Law
By accepting the Option, the Optionee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, the receipt of any dividends, and the sale of Shares acquired under the Plan.
Foreign Asset/Account Reporting Information
If the Optionee is a resident or domiciled in Brazil, the Optionee may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil. If the aggregate value of such assets and rights is equal to or greater than US$100,000 but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
CANADA
Method of Payment and Tax Obligations
This provision supplements Sections 4 and 8(a) of the Agreement:
Notwithstanding any discretion in the Plan or in this Agreement, without the Company’s consent, the Optionee is not permitted to pay the Exercise Price by the method set forth in Section 4(c), nor is the Optionee permitted to pay for any Tax Related-Items by the delivery of (i) unencumbered Shares, or (ii) withholding in Shares otherwise issuable to the Optionee upon exercise, as set forth in Section 8(a).

The following two provisions apply if the Optionee is a resident of Quebec:
Consent to Receive Information in English
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.
Les parties reconnaissent avoir exigé la rédaction en anglais du présent Contrat, ainsi que de tous documents exécutés, avis donnés ou procédures judiciaires intentées, en vertu du, ou liés directement ou indirectement, au présent Contrat.
Data Privacy
The provision supplements Section 14 of the Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Optionee’s awards under the Plan. The Optionee further authorizes the Company, its Subsidiaries, and the Stock Plan Administrator, to disclose and discuss the Optionee’s participation in the Plan with their respective advisors. The Optionee further authorizes the Company and its Subsidiaries to record such information and to keep such information in his or her employee file.
Securities Law Notice
The Optionee is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Foreign property, including Options, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, Options must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because the Optionee holds other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Optionee owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Optionee should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Securities Law Notice
The grant of the Options hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Commission of the Financial Market (“CMF”);

b)	The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the CMF, and therefore such securities are not subject to its oversight;

c)	The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the CMF; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.
a)La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Grant Date”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General N° 336 de la Comisión para el Mercado Financiero de Chile (“CMF”);
b)La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta;
c)Por tratar de valores no inscritos en la CMF no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y
d)Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Notice
If the Optionee pays the Exercise Price in cash or check and remits funds in excess of US$10,000 out of Chile, the remittance must be made through the Formal Exchange Market (“FEM,” i.e., a commercial bank or registered foreign exchange office). In such case, the Optionee must provide certain information regarding the transaction (e.g., amount, currency and destination of funds, as well as the parties involved) to the bank or registered foreign exchange office used in the remittance on a prescribed form. The bank or registered foreign exchange office will submit the form to the Central Bank to notify the Central Bank of the transaction.
If the Optionee exercises the Option using a cashless exercise method implemented by the Company in connection with the Plan, and the aggregate Exercise Price exceeds US$10,000, the Optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month following the Exercise Date.
The Optionee is not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile; however, if the Optionee decides to repatriate proceeds from the sale of Shares and/or dividends and the amount of the proceeds to be repatriated exceeds U.S. $10,000, the Optionee acknowledges that he or she must effect such repatriation through the Formal Exchange Market. However, if the Optionee does not repatriate the funds and uses such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Optionee must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first ten (10) days of the month immediately following the transaction.
If the Optionee’s aggregate investments held outside of Chile exceed US$5,000,000 (including the value of the Shares acquired under the Plan), the Optionee must report the status of such investments annually to the Central Bank, using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations.
Please note that exchange control regulations in Chile are subject to change. The Optionee should consult with his or her personal legal advisor regarding any exchange control obligations that the Optionee may have prior to the exercise of the Option.

Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad; and (ii) the taxes paid abroad which the taxpayers will use as credit against Chilean income tax. To comply with these annual reporting obligations the Optionee must submit a sworn statements setting forth the required information before June 30 of each year, depending on the assets and/or taxes being reported. The forms to be use to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If the Optionee is not a Chilean citizen and has been a resident in Chile for less than three (3) years, the Optionee will be exempt from the requirements to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at www.sii.cl.
CHINA
Exchange Control Restrictions Applicable to Optionees who are PRC Nationals
If the Optionee is a local national of the People’s Republic of China (“PRC”), the Optionee understands that, except as otherwise provided herein, his or her Options can be exercised only by means of the cashless sell-all method, under which all Shares underlying the Options are immediately sold upon exercise.
In addition, the Optionee understands and agrees that, pursuant to local exchange control requirements, the Optionee is required to repatriate the cash proceeds from the cashless sell-all method of exercise of the Options, (i.e., the sale proceeds less the Exercise Price and any administrative fees). The Optionee agrees that the Company is authorized to instruct its designated broker to assist with the immediate sale of such Shares (on the Optionee’s behalf pursuant to this authorization), and the Optionee expressly authorizes such broker to complete the sale of such Shares. The Optionee acknowledges that the Company’s broker is under no obligation to arrange for the sale of Shares at any particular price. The Company reserves the right to provide additional methods of exercise depending on the development of local law.
In addition, the Optionee understands and agrees that the cash proceeds from the exercise of his or her Options, (i.e., the proceeds of the sale of the Shares underlying the Options, less the Exercise Price and any administrative fees) will be repatriated to China. The Optionee further understands that, under local law, such repatriation of the cash proceeds may be effectuated through a special foreign exchange control account to be approved by the local foreign exchange administration, and the Optionee hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan, net of the Exercise Price and administrative fees, may be transferred to such special account prior to being delivered to the Optionee. The proceeds, net of Tax Related-Items, may be paid to the Optionee in U.S. Dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Optionee in U.S. Dollars, the Optionee understands that he or she will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. In addition, the Optionee understands and agrees that the Optionee will be responsible for converting the proceeds into Renminbi Yuan at the Optionee’s expense.
If the proceeds are paid to the Optionee in local currency, the Optionee agrees to bear any currency fluctuation risk between the time Shares are sold and the time the sale proceeds are distributed through any such special exchange account.
Method of Exercise
The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Optionees residing in mainland China will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related-Items; and (iii) remit the balance in cash to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment deemed appropriate by the Company.
Exchange Control Notice Applicable to Optionees in the PRC
If the Optionee is a local national of the PRC, the Optionee understands that exchange control restrictions may limit the Optionee’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Optionee should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the Option exercise.
The Optionee agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the Peoples’ Republic of China.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Optionee may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult his/her personal tax advisor in this regard.
COLOMBIA
Labor Law Acknowledgement
The following provision supplements Section 18 of the Agreement:
The Optionee acknowledges that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Plan, the Option, the underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Optionee’s “salary” for any purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.
Securities Law Notice
The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores), and therefore, the Shares cannot be offered to the public in Colombia. Nothing in the Agreement shall be construed as making a public offer of securities, or the promotion of financial products in Colombia.
Exchange Control Notice
Foreign investments must be registered with the Central Bank of Colombia (Banco de la República). Upon the subsequent sale or other disposition of investments held abroad, the registration with the Central Bank must be canceled, the proceeds from the sale or other disposition of the Shares must be repatriated to Colombia and the appropriate Central Bank form must be filed (usually with the Optionee’s local bank).

The Optionee acknowledges that he or she personally is responsible for complying with Colombian exchange control requirements.
Foreign Asset/Account Reporting Information
An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. The Optionee acknowledges that he or she personally is responsible for complying with this tax reporting requirement.
CROATIA
Exchange Control Notice
The Optionee must report any financial investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, the Optionee should consult with his or her legal advisor to ensure compliance with current regulations. The Optionee acknowledges that he or she personally is responsible for complying with Croatian exchange control laws.
CZECH REPUBLIC
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in the Czech Republic. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Upon request of the Czech National Bank (the “CNB”), the Optionee may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of Shares may be included in this reporting requirement). Even in the absence of a request from the CNB, the Optionee may need to report foreign direct investments with a value of CZK 2,500,000 or more in the aggregate and/or other foreign financial assets with a value of CZK 200,000,000 or more.
Because exchange control regulations change frequently and without notice, the Optionee should consult his or her personal legal advisor prior to the exercise of the Option and the subsequent sale of Shares to ensure compliance with current regulations. It is the Optionee’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.
DENMARK
Danish Stock Option Act
Notwithstanding anything in this Agreement to the contrary, the treatment of the Option upon the Optionee’s termination of employment with the Company or an Eligible Subsidiary, as applicable, shall be governed by the Danish Stock Option Act, as in effect at the time of the Optionee’s termination (as determined by the Committee in its discretion in consultation with leagal counsel). By accepting the Option, the Optionee acknowledges that he or she has received a Danish translation of an Employer Statement, which is being provided to comply with the Danish Stock Option Act.
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Denmark. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Denmark. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Denmark.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Denmark, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The establishment of an account holding Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. (Please note that these obligations are separate from and in addition to the securities/tax reporting obligations described below.)
Securities/Tax Reporting Notice
If the Optionee holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Optionee is required to inform the Danish Tax Administration about the account. For this purpose, the Optionee must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Optionee and the bank/broker must sign the Form V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, the Optionee authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if the Optionee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Optionee is also required to inform the Danish Tax Administration about this account. To do so, the Optionee must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Optionee and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Optionee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Optionee’s annual income tax return. By signing the Form K, the Optionee authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.
ECUADOR
None.
FINLAND
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Finland. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Finland. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Finland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Finland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
FRANCE
Type of Grant
The Option is not intended to qualify for the special tax and social security treatment in France under Section L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended.
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in France. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in France. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in France.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than France, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Consent to Receive Information in English
By accepting the Option, the Optionee confirms having read and understood the Plan, the Notice of Grant, the Agreement and this Addendum, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
Consentement afin de Recevoir des Informations en Anglais
En acceptant les Options d’Achat d’Actions, le Bénéficiaire confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe A, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause.
Foreign Asset/Account Reporting Information
The Optionee may hold any Shares acquired under the Plan, any sales proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Optionee declares all foreign accounts, whether open, current, or closed, in his or her income tax return. Failure to complete this reporting triggers penalties for the resident. Further, French residents with foreign account balances exceeding prescribed amounts may have additional monthly reporting obligations.
GERMANY
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Germany. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Optionee acknowledges that he or she personally is responsible for complying with applicable reporting requirements.
GREECE
None.

HONG KONG
Sale Restriction
Shares received at exercise are accepted as a personal investment. If, for any reason, the Option vests and becomes exercisable and the Option is exercised and Shares are issued to the Optionee (or the Optionee’s heirs) within six (6) months of the Date of Grant, the Optionee (or the Optionee’s heirs) agrees that he or she will not dispose of any such Shares prior to the six (6)-month anniversary of the Date of Grant.
Securities Law Notice
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this document, the Optionee should obtain independent professional advice. Neither the offer of Options nor the issuance of Shares upon exercise of the Options constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
Nature of Scheme
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Hungary. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
INDIA
Method of Exercise
The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, if the Optionee resides in India, the Optionee will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related-Items; and (iii) remit the balance in cash to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment deemed appropriate by the Company.

Exchange Control Notice
The Optionee must repatriate any proceeds from the sale of Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period of the receipt (90 days for sale proceeds and 180 days for dividend payments, or within such other period of time as may be required under applicable regulations and to convert the proceeds into local currency). The Optionee will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Optionee deposits the foreign currency. The Optionee should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
It is the Optionee’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Optionee’s failure to comply with applicable local laws.
Foreign Asset/Account Reporting Information
The Optionee is required to declare foreign bank accounts and any foreign financial assets (including Shares held outside India) in his or her annual tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult with his or her personal tax advisor in this regard as significant penalties may apply in the case of non-compliance.
INDONESIA
Language Consent
A translation of the documents relating to this grant into Bahasa Indonesia can be provided to Participant upon request to 200 S. Kraemer Blvd., Building E, Brea California 92821, Attentiion: Corporate Secretary. By accepting the Option, the Optionee (i) confirms having read and understood the documents relating to the Options (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan Bahasa
Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk Peserta berdasarkan permintaan kepada Envista’s Corporate Compensation department. Dengan menerima Pemberian, Peserta (i) memberikan konfirmasi bahwa anda telah membaca dan memahami dokumen-dokumen berkaitan dengan Pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).
Exchange Control Notice
Indonesian residents must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of proceeds from the sale of Shares into Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due no later than the 15th day of the month following the month in which the activity occurred.
In addition, when proceeds from the sale of Shares are remitted into Indonesia, a statistical reporting requirement will apply and the Indonesian bank executing the transaction may request information from the

Optionee and the Optionee will be obliged to provide such information so that the bank can fulfill this reporting requirement to Bank Indonesia.
IRELAND
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Ireland. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
ISRAEL
Type of Grant
The Options are not intended to qualify for favorable tax treatment in Israel under Section 102 of the Income Tax Ordinance (New Version) – 1961.
Electronic Delivery
The following provision supplements Section 13 of the Agreement.
To the extent required pursuant to Israeli tax law, the Optionee consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Optionee related to his or her participation in the Plan.
Data Privacy
The following provision supplements Section 14 of the Agreement:
Without derogating from the scope of Section 14 of the Agreement, the Optionee hereby explicitly consents to the transfer of Data between the Company and a designated Plan broker, including any requisite transfer of such Data outside of the Optionee’s country and further transfers thereafter as may be required to a broker or other third party.
Securities Law Information
This grant does not constitute a public offering under the Securities Law, 1968.
ITALY
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Italy. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Italy. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Italy.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Italy, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Plan Document Acknowledgement
In accepting the Option, the Optionee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, (including this Addendum), in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, (including this Addendum).
The Optionee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Agreement: Section 8: Tax Obligations; Section 17: Governing Law and Venue; Section 18: Nature of Option; Section 26: Addendums; Section 27: Imposition of Other Requirements; Section 28: Recoupment; and the Data Privacy section above.
Method of Exercise
The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, if the Optionee resides in Italy, the Optionee will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related-Items; and (iii) remit the balance in cash to the Optionee. In the event of changes in regulatory requirements, the Company reserves the right to eliminate the cashless sell-all method of exercise requirement and, in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment deemed appropriate by the Company.
Foreign Asset/Account Reporting Information
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
JAPAN
Exchange Control Notice
If the Optionee acquires Shares valued at more than ¥100,000,000 in a single transaction, the Optionee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.
In addition, if the Optionee pays more than ¥30,000,000 in a single transaction for the purchase of Shares when the Optionee exercises the Option, the Optionee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that the Optionee pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then the Optionee must file both a Payment Report and a Securities Acquisition Report.
Foreign Asset/Account Reporting Information
The Optionee will be required to report details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Optionee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to include details of any outstanding Option or Shares held by the Optionee in the report.
KAZAKHSTAN
None.
KOREA
Exchange Control Notice
If the Optionee realizes US$500,000 or more from the sale of Shares or the receipt of any dividends with respect to options granted prior to July 18, 2017, Korean exchange control laws may require the Optionee to repatriate the proceeds back to Korea within three (3) years of the sale/receipt.
Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold. The Optionee should consult with the Optionee’s personal tax advisor for additional information about this reporting obligation, including whether or not there is an applicable inter-governmental agreement between Korea and the U.S. (or any other country where the Optionee may hold any Shares or cash acquired in connection with the Plan).
LUXEMBOURG
Termination
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to the Optionee if, as of the Date of Grant, the Optionee is on permanent, non-temporary assignment in Luxembourg. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean the Optionee’s attainment of the statutory retirement age in Luxembourg. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Luxembourg.

Notwithstanding the foregoing, in the event that subsequent to the Date of Grant the Optionee works in a jurisdiction other than Luxembourg, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply the retirement provisions of this Agreement that are applicable in such other jurisdiction.
MALAYSIA
Director Reporting Notification
If the Optionee is a director of a Subsidiary incorporated in Malaysia, the Optionee is subject to certain notification requirements under the Malaysian Companies Act 1965. Among these requirements is an obligation to notify the Subsidiary incorporated in Malaysia in writing when the Optionee receives or disposes of an interest (e.g., Options or Shares) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Labor Law Acknowledgement
This provision supplements Section 18 of the Agreement.
By accepting the Options, the Optionee acknowledges that he or she understands and agrees that: (i) the Option is not related to the salary and other contractual benefits granted to the Optionee by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The grant of the Option the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 200 S. Kraemer Blvd., Building E, Brea California 92821, is solely responsible for the administration of the Plan. Participation in the Plan and, the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis and the Optionee’s sole employer is the Subsidiary employing the Optionee, as applicable, nor does it establish any rights between the Optionee and the Employer.
Plan Document Acknowledgment
By participating in the Plan, the Optionee acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.
In addition, by participating in the Plan, the Optionee further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 18 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the Option.
Finally, the Optionee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Esta disposición complementan la sección 18 de Acuerdo:
Al Acpetar la Opción, la persona que recibe la opción manifiesta que entiende y acuerda que: (i) la Opción no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas a la persona que recibe la opciónpor parte del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política
La concesión de la Opción que hace la Compañía bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 200 S. Kraemer Blvd., Building E, Brea California 92821, es la única responsable de la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre quien recibe la opción y la Compañía, ya que la participación en el Plan por parte de quien recibe la opción es completamente comercial y el único patrón es Subsidiaria que esta contratando a quien recibe la opción, en caso de ser aplicable, así como tampoco establece ningún derecho entre quien recibe la opción y el patrón.
Reconocimiento del Plan de Documentos
Al aceptar la opción, quien recibe la misma reconoce que ha recibido copias del Plan y del Acuerdo, que ha revisado en su totalidad tanto el Plan como el Acuerdo y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al firmar el Acuerdo, quien recive la opción reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 18 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la Opción.
Finalmente, por medio de la presente, quien recibe la opción declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
NETHERLANDS
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in the Netherlands. Instead, the provisions of

Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in the Netherlands. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in the Netherlands.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than the Netherlands, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
NORWAY
None.
POLAND
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Poland. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Poland. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Poland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Poland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000.
Exchange Control Notice
Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently EUR 15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.

PORTUGAL
Termination
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to the Optionee if, as of the Date of Grant, the Optionee is on permanent, non-temporary assignment in Portugal. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement), the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall the Optionee’s attainment of the statutory retirement age in Portugal. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Portugal.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant the Optionee works in a jurisdiction other than Portugal, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Language Consent
The Optionee hereby expressly declares that he or she is proficient in the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Lingua
O Participante, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e do Contrato.
Exchange Control Notice
If the Optionee is a Portuguese resident and holds Shares after exercise of the Option, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on the Optionee’s behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, The Optionee is responsible for submitting the report to the Banco de Portugal, unless the Optionee engages a Portuguese financial intermediary to file the reports on his or her behalf.
RUSSIA
Securities Law Notice
The Optionee acknowledges that the Agreement, the grant of the Option, the Plan and all other materials the Optionee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares to be issued under the Plan have not and will not be registered in Russia nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Shares to be issued under the Plan be delivered to the Optionee in Russia. All Shares acquired under the Plan will be maintained on behalf of the Optionee outside of Russia. The Optionee will not be permitted to sell or otherwise transfer Shares directly to a Russian legal entity or resident.

Exchange Control Notification
Under current exchange control regulations in Russia, the Optionee is required to repatriate certain cash amounts received with respect to the Option (including proceeds from the sale of Shares) to Russia as soon as the Optionee intends to use those cash amounts for any purpose, including reinvestment. Such funds must be initially credited to the Optionee through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. As an express statutory exception to the above-mentioned repatriation rule, cash dividends paid on the Shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATE (Financial Action Task Force) country. As of January 1, 2018, cash proceeds from the sale of Shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal Law “On the Securities Market”, can also be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exemptions may apply, and the Optionee should consult with his or her personal legal advisory in this regard.
Labor Law Acknowledgement
The Optionee understands that if the Optionee continues to hold the Shares acquired under the Plan after an involuntary termination of employment, the Optionee will be ineligible to receive unemployment benefits in Russia.
Foreign Asset/Account Reporting Information
The Optionee is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. The Optionee is also required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities may require supporting documents related to transactions in such foreign bank accounts.  The Optionee should consult his or her personal tax advisor to determine and ensure compliance with his or her foreign asset/account reporting obligations.
Anti-Corruption Legislation Information
Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including the Shares acquired under the Plan). The Optionee should consult with his or her personal legal advisor to determine whether this restriction applies to the Optionee’s circumstances.
Data Privacy. This data privacy consent replaces Section 14 of the Agreement:

1.	Purposes for processing of the Personal Data	1.	Цели обработки Персональных данных
1.1.	Granting to the Optionee restricted share units or rights to purchase shares of common stock.	1.1.	Предоставление Субъектам персональных данных ограниченных прав на акции (Option) или прав покупки обыкновенных акций.
1.2.	Compliance with the effective Russian Federation laws;	1.2.	Соблюдение действующего законодательства Российской Федерации;

2.	The Optionee hereby grants consent to processing of the personal data listed below	2.	Субъект персональных данных настоящим дает согласие на обработку перечисленных ниже персональных данных
2.1.	Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs;	2.1.
Фамилия, имя, отчество, год, месяц, дата и место рождения, пол, возраст, адрес, гражданство, сведения об образовании, контактная информация (домашний(е) адрес(а), номера прямого офисного, домашнего и мобильного телефонов, адрес электронной почты и др.), фотографии;

2.2.	Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents;	2.2.
Сведения, содержащиеся в документах, удостоверяющих личность, в том числе паспортные данные, ИНН и номер страхового свидетельства государственного пенсионного страхования, в том числе фотокопии паспортов, виз, разрешений на работу, водительских удостоверений, других личных документов;

2.3.	Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.;	2.3.
Информация о трудовой деятельности, включая должностные обязанности, информация о текущем и прежних работодателях, сведения о повышениях, дисциплинарных взысканиях, переводах на другую должность/работу, и т.д.;

2.4.	Information on the Optionee’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;	2.4.
Информация о размере заработной платы Субъекта персональных данных, данные об изменении заработной платы, об участии в премиальных системах и программах Работодателя, информация о выплаченных премиях, и т.д.;

2.5.	Information on work time, including hours scheduled for work per week and hours actually worked;	2.5.	Сведения о рабочем времени, включая нормальную продолжительность рабочего времени в неделю и количество фактически отработанного рабочего времени;
2.6.	Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation;	2.6.	Сведения о принадлежности к определенным категориям работников, которым предоставляются гарантии и льготы в соответствии с Трудовым кодексом Российской Федерации и иным действующим законодательством;

2.7.	Information on the Optionee’s tax status (exempt, tax resident status, etc.);	2.7.	Информация о налоговом статусе Субъекта персональных данных (освобождение от уплаты налогов, является ли налоговым резидентом и т.д.);
2.8.	Information on shares of Common Stock or directorships held by the Optionee, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding;	2.8.
Информация об обыкновенных акциях или членстве в совете директоров Субъекта персональных данных, обо всех программах вознаграждения или иных правах на получение обыкновенных акций, которые были предоставлены, аннулированы, исполнены, погашены, непогашены или подлежат выплате.

2.9.	Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 2 above.	2.9.	Любые иные данные, которые могут потребоваться Операторам в связи с осуществлением целей, указанных в п. 3 выше.
the “Personal Data”		далее – «Персональные данные»

3.1.	The Optionee hereby consents to performing the following operations with the Personal Data:	3.1.	Субъект персональных данных настоящим дает согласие на совершение с Персональными данными перечисленных ниже действий:
3.1.1.	processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction;	3.1.1.
обработка Персональных данных, включая сбор, систематизацию, накопление, хранение, уточнение (обновление, изменение), использование, распространение (в том числе передача), обезличивание, блокирование, уничтожение персональных данных;

3.1.2.	transborder transfer of the Personal Data to operators located on the territory of foreign states. The Optionee hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;	3.1.2.
трансграничная передача Персональных данных операторам на территории любых иностранных государств. Субъект персональных данных настоящим подтверждает, что он был уведомлен о том, что получатели Персональных данных могут находиться в иностранных государствах, не обеспечивающих адекватной защиты прав субъектов персональных данных;

3.1.3.	including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company’s web-sites on the Internet.	3.1.3.	включение Персональных данных в общедоступные источники персональных данных (в том числе справочники, адресные книги и т.п.), размещение Персональных данных на сайтах Операторов в сети Интернет.

3.2.	General description of the data processing methods used by the Company	3.2.	Общее описание используемых Оператором(ами) способов обработки персональных данных
3.2.1.	When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions.	3.2.1.
При обработке Персональных данных Операторы принимают необходимые организационные и технические меры для защиты Персональных данных от неправомерного или случайного доступа к ним, уничтожения, изменения, блокирования, копирования, распространения Персональных данных, а также от иных неправомерных действий.

3.2.2.	Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation.	3.2.2.
Обработка Персональных данных Операторами осуществляется при помощи способов, обеспечивающих конфиденциальность таких данных, за исключением следующих случаев: (1) в случае обезличивания Персональных данных; (2) в отношении общедоступных Персональных данных; и при соблюдении установленных требований к обеспечению безопасности персональных данных, требований к материальным носителям биометрических персональных данных и технологиям хранения таких данных вне информационных систем персональных данных в соответствии с действующим законодательством.

4.	Term, revocation procedure	4.	Срок, порядок отзыва

This Statement of Consent is valid for an indefinite term. The Optionee may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Optionee agrees that during the specified notice period the Company is not obliged to cease processing of personal data or to destroy the personal data of The Optionee.

Настоящее согласие действует в течение неопределенного срока. Субъект персональных данных может отозвать настоящее согласие путем направления Оператору(ам) письменного(ых) уведомления(ий) не менее чем за 90 (девяносто) дней до предполагаемой даты отзыва настоящего согласия. Субъект персональных данных соглашается на то, что в течение указанного срока Оператор(ы) не обязан(ы) прекращать обработку персональных данных и уничтожать персональные данные Субъекта персональных данных.

SAUDI ARABIA
None.

SINGAPORE
Securities Law Notice
The grant of the Options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to the Optionee with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. The Optionee should note that the Options are subject to section 257 of the SFA and the Optionee should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “NVST” and Shares acquired under the Plan may be sold through this exchange.
Chief Executive Officer and Director Notification Requirement
If the Optionee is the Chief Executive Officer (the “CEO”), or a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Optionee receives an interest (e.g., the Options, Shares, etc.) in the Company of any related company. In addition, the Optionee must notify the Singapore Subsidiary when the Optionee sells Shares of the Company or any related company (including when the Optionee sells Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., exercise of the Options or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO / or a director.
SLOVAKIA
None.
SOUTH AFRICA
Tax Obligations
The following provision supplements Section 8(a) of the Agreement.
By accepting the Option, the Optionee agrees to notify the Employer of the amount of any gain realized upon exercise of the Option. If the Optionee fails to advise the Employer of the gain realized upon exercise of the Option, he or she may be liable for a fine. The Optionee will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.
Securities Law Notice
In compliance with South African securities laws, the documents listed below are available on the following websites:

i.a copy of the Company’s most recent annual report (i.e., Form 10-K) is available at: https://investors.envistaco.com/sec-filings;
ii.a copy of the Plan is attached as an exhibit to the Company’s annual report (i.e., Form 10-K) available at https://investors.envista.com/sec-filings; and
iii.a copy of the Plan Prospectus is available at www.fidelity.com.
A copy of the above documents will be sent to the Optionee free of charge on written request to 200 S. Kraemer Blvd., Building E, Brea California 92821, Attention: Corporate Secretary.
The Optionee should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Optionee should contact his or her tax advisor for specific information concerning the Optionee’s personal tax situation with regard to Plan participation.
Tax Clearance Certificate for Cash Exercises
If the Optionee exercises the Option by a cash purchase exercise, the Optionee is required to obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). The Optionee must renew this Tax Clearance Certificate each twelve (12) months or in such other period as may be required by the SARS.
If the Optionee exercises the Option by a cashless exercise whereby no funds are remitted offshore for the purchase of Shares, he or she is not required to obtain a Tax Clearance Certificate.
Exchange Control Notice
The Options may be subject to exchange control regulations in South Africa. In particular, if the Optionee is a South African resident for exchange control purposes, he or she is required to obtain approval from the South African Reserve Bank for payments (including payments of proceeds from the sale of the Shares) that he or she receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because exchange control regulations are subject to change, the Optionee should consult with his or her personal advisor to ensure compliance with current regulations. The Optionee is responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Spain. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Spain. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Spain.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Spain, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Nature of Options
This provision supplements Section 18 of the Agreement:
In accepting the grant of Options, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Optionee understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant Options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any Options will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, the Optionee understands that the Option is granted on the assumption and condition that the Option and the Shares issued upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, or salary for any purposes (including severance compensation) or any other right whatsoever.
Further, the Optionee understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Agreement, the Option will be cancelled without entitlement to any Shares if the Optionee’s employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Optionee’s employment has terminated for purposes of the Option.
The Optionee understands that this Option grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.
Exchange Control Notice
The Optionee must declare the acquisition of the Shares to the Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry for statistical purposes. The Optionee must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Optionee wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGCI. The sale of the Shares must also be declared to the DGCI by means of a form D-6 filed in January. The form D-6, generally, must be filed within one month after the sale if the Optionee owns more than 10% of the share capital of the Company or his or her investment exceeds €1,502,530. In addition, the Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents, depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Securities Law Notice

No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Options have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent the Optionee holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Optionee sells or disposes of such right or asset), the Optionee is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31. Failure to comply with this reporting requirement may result in penalties to the Spanish residents.
In addition, the Optionee may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
SWEDEN
Termination of Employment
Section 5(e) of this Agreement (regarding Early Retirement) shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in Sweden. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 5(f) of this Agreement (regarding Normal Retirement) to such Optionee, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Optionee’s attainment of the statutory retirement age in Sweden. In the absence of a statutory retirement age, “Normal Retirement” shall mean attainment of the customary age for retirement in Sweden.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Optionee works in a jurisdiction other than Sweden, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Optionee the retirement provisions of this Agreement that are applicable in such other jurisdiction.
SWITZERLAND
Securities Law Notice
The grant of Options is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Options (i) constitute a prospectus as such term is understood pursuant to the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory authority).
TAIWAN
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice
If the Optionee is a resident of Taiwan, he or she may acquire foreign currency, and remit the same out of or into Taiwan, up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Optionee must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, the Optionee may be required to provide additional supporting documentation to the satisfaction of the remitting bank.
THAILAND
Exchange Control Notice
Thai residents realizing US$50,000 or more in a single transaction from the sale of Shares or the payment of dividends are required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency. Further, for repatriated funds of US$50,000 or more, the Optionee must specifically report the inward remittance by submitting the Foreign Exchange Transaction Form to an authorized agent, i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.
If the Optionee does not comply with this obligation, the Optionee may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Optionee should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is the Optionee’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Subsidiary will be liable for any fines or penalties resulting from Optionee’s failure to comply with applicable laws.
TURKEY
Securities Law Notice
Under Turkish law, the Optionee is not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange under the ticket symbol “NVST” and the Shares may be sold through this exchange.

Exchange Control Notice
If the Optionee remits funds out of Turkey in order to exercise the Options, the Optionee must remit such funds through a licensed financial intermediary institution in Turkey.
In certain circumstances, Turkish residents are permitted to sell Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Optionee should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.
UNITED ARAB EMIRATES
Securities Law Notice
The Agreement, the Plan, and other incidental communication materials related to the Options are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.
The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.
If the Optionee does not understand the contents of the Agreement, including this Addendum, or the Plan, the Optionee should obtain independent professional advice.
UNITED KINGDOM
Termination of Employment
Sections 5(e) and (f) of this Agreement, (Early Retirement and Normal Retirement, respectively), shall not apply to any Optionee who as of the Date of Grant is on permanent, non-temporary assignment in the United Kingdom. Instead, the provisions of Section 5(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Tax Obligations
This provision supplements Section 8 of the Agreement:
Without limitation to Section 8 of the Agreement, the Optionee hereby agrees that the Optionee is liable for all Tax Related-Items and hereby covenants to pay all such Tax Related-Items, as and when requested by the Company, or if different, the Employer, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related-Items that they are required to pay or withhold, or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.
Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee may not be able to indemnify the Company or the Employer for the amount of any income tax not collected from or paid by the Optionee, as it may be considered a loan. In this case, the amount of any uncollected amounts may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer for the value of any National Insurance Contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in Section 8 of the Agreement.
VIETNAM
Method of Exercise
The Optionee acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, if the Optionee resides in Vietnam, the Optionee will be restricted to the cashless sell-all method of exercise with respect to their Options. To complete a cashless sell-all exercise, the Optionee understands that the Optionee needs to instruct the broker to: (i) sell all of the purchased Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax Related-Items; and (iii) the Optionee will receive the balance in cash from the Employer.

ADDENDUM B
PERSONAL DATA (PRIVACY) ORDINANCE
PERSONAL INFORMATION COLLECTION STATEMENT – HONG KONG
As part of its responsibilities in relation to the collection, holding, processing or use of the personal data of employees under the Personal Data (Privacy) Ordinance, Envista Holdings Corporation and its subsidiaries (the “Company”) and the Optionee’s Hong Kong employer, as applicable, (the “Hong Kong Employer”) hereby is providing the Optionee with the following information.
Purpose
From time to time, it is necessary for the Optionee to provide the Company and the Hong Kong Employer with the Optionee’s personal data for purposes related to the Optionee’s employment and the grant of equity compensation awards by the Company to the Optionee under the Plan, as amended and restated and any other equity compensation plan that may be established by the Company (collectively, the “Plan”), as well as managing the Optionee’s ongoing participation in the Plan and for other purposes directly relating thereunder.
Transfer of Personal Data
Personal data will be kept confidential but, subject to the provisions of any applicable law, may be:

▪	Made available to appropriate persons at the Company around the world (and the Optionee hereby consents to the transfer of the Optionee’s data outside of Hong Kong);

▪
Supplied to any agent, contractor or third party who provides administrative or other services to the Company and/or the Hong Kong Employer or elsewhere and who has a duty of confidentiality (examples of such persons include, but are not limited to, any third party brokers or administrators engaged by the Company in relation to the Plan, external auditors, trustees, insurance companies, actuaries and any consultants/agents appointed by the Company and/or the Hong Kong Employer to plan, provide and/or administer employee benefits and awards granted under the Plan);

▪	Disclosed to any government departments or other appropriate governmental or regulatory authorities in Hong Kong or elsewhere such as the Inland Revenue Department and the Labour Department;

▪
Made available to any actual or proposed purchaser of all or part of the business of the Company or the Hong Kong Employer, in the case of any merger, acquisition or other public offering, the purchaser or subscriber for shares in the Company or the Hong Kong Employer; and

▪
Made available to third parties in the form of marketing materials and/or directories identifying the names, office telephone numbers, email addresses and/or other contact information for key officers, senior employees and their secretaries, assistants and support staff of the Company or the Hong Kong Employer for promotional and administrative purposes.

Transfer of the Optionee’s personal data in connection with the Plan will only be made for one or more of the purposes specified above.
Access and Correction of Personal Data
Under the Personal Data (Privacy) Ordinance, the Optionee has the right to ascertain whether the Hong Kong Employer holds the Optionee’s personal data, to obtain a copy of the data, and to correct any data that is inaccurate. The Optionee may also request the Hong Kong Employer to inform the Optionee of the type of personal data that it holds.
Requests for access and correction or for information regarding policies and practices and kinds of data in connection with the Plan should be addressed in writing to: 200 S. Kraemer Blvd., Building E, Brea California 92821, Attention: Compensation Department.
A small fee may be charged to offset our administrative costs in complying with the Optionee’s access requests.
Nothing in this statement shall limit the rights of the Optionee under the Personal Data (Privacy) Ordinance.
The Optionee’s signature set forth on the signature page of this Agreement represents the Optionee’s acknowledgement of the terms contained herein.

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